UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 3, 2017, Haynes International, Inc. (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the results of its Annual Meeting of Stockholders held on February 28, 2017 (the “Annual Meeting”).  The Company is filing this amendment to that Form 8-K to disclose the Company’s decision in light of the vote at the Annual Meeting regarding how frequently the Company will include a stockholder vote on the executive compensation of the Company’s named executive officers.

In accordance with the stockholder voting results in which “Every Year” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors has determined that future stockholder non-binding advisory votes on executive compensation will occur every year.  Accordingly, the Company will include a non-binding advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes, which will be no later than the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: June 23, 2017	By:	/s/ Janice Gunst
Janice Gunst
Vice President—General Counsel & Corporate Secretary